UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2014

Webxu, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-53095	26-0460511
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3435 Ocean Park Blvd., Suite 107-282

Santa Monica, CA 90405

(Address of Principal Executive Offices)

(310) 807-1765

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 31, 2014, L.L. Bradford and Company LLC informed Webxu, Inc. that it was terminating as our independent registered public accounting firm effective immediately. L.L. Bradford and Company LLC had served as our independent registered public accounting firm since December 5, 2011.

During the Registrant’s last two fiscal years ended December 31, 2012 and December 31, 2011, and the subsequent period through dismissal, there were (i) no disagreements with L.L. Bradford and Company LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The reports of L.L. Bradford LLC regarding the Company’s financial statements for the fiscal years ended December 31, 2012 and December 31, 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of L.L. Bradford and Company LLC on the Company’s financial statements for the fiscal year ended December 31, 2012 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

The Registrant will provide L.L. Bradford and Company LLC with a copy of the disclosures made in this Current Report on Form 8-K, and will request that L.L. Bradford and Company LLC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Registrant’s statements herein and, if not, stating the respects in which it does not agree. A copy of the letter to be furnished by L.L. Bradford and Company LLC will be attached as Exhibit 16 once received by the Registrant.

The decision to change auditors was approved by our Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Webxu, Inc.

Date: March 5, 2014	By:	/s/ Matt Hill
Matt Hill
Chief Executive Officer